Exhibit 99.2

Vitamin Shoppe, Inc. obtains new $25 million term loan and extends existing credit facility

Calls for Redemption of its Outstanding Floating Rate Notes

NORTH BERGEN, N.J., January 24, 2011 — Vitamin Shoppe, Inc. (NYSE: VSI), a leading specialty retailer and direct marketer of nutritional products, today announced two finance-related transactions.

The company announced that it has obtained a new term loan. Vitamin Shoppe, Inc. as Guarantor, and its subsidiaries, Vitamin Shoppe Industries Inc. and VS Direct, Inc., as the Borrowers amended and restated the Loan and Security Agreement dated September 25, 2009, providing for a term loan of $25 million, with a maturity date of January 18, 2013, and extending the maturity date of the existing $70 million revolving credit facility an additional two years to September 25, 2015.

Utilizing the proceeds from the new term loan, cash available on the balance sheet and the available credit facility, the company’s subsidiary, Vitamin Shoppe Industries, Inc., announced the planned redemption on February 22, 2011 (the “Redemption Date”) of the remaining $55,106,000 of its Second Priority Senior Secured Floating Rate Notes due 2012. The redemption price for the Notes will be 100% of the principal amount of the redeemed Notes, plus accrued and unpaid interest to the Redemption Date. As a result of the redemption, the Company expects to report an additional pretax loss on extinguishment of debt of approximately $0.6 million in the first quarter of 2011.

“Over the past two years, we have undertaken several financing initiatives which have strengthened our balance sheet,” said Michael Archbold, COO and CFO of The Vitamin Shoppe. “As our business has grown, we have been able to utilize our internally generated cash to fully finance our growth and to redeem our outstanding floating rate notes, further enhancing our financial position. With an enhanced liquidity position, and momentum building in the business we will be able to continue growing the company.”

About Vitamin Shoppe, Inc. (NYSE: VSI)

Vitamin Shoppe is a leading specialty retailer and direct marketer of nutritional products based in North Bergen, New Jersey. The Company sells vitamins, minerals, nutritional supplements, herbs, sports nutrition formulas, homeopathic remedies, green living products, and health and beauty aids to customers located primarily in the United States. The Company carries national brand products as well as exclusive products under the Vitamin Shoppe, MD Select, and VS Basics proprietary brands. The Vitamin Shoppe conducts business through more than 470 Company-owned retail stores, national mail order catalogs, and websites, www.VitaminShoppe.com and www.EcoShoppe.com, and has a social community site at www.VSconnect.com.

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009 and in all filings with the Securities Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investors:

Michael G. Archbold

Chief Financial Officer

201-624–3611

Or:

Kathleen Heaney

646-912-3844

ir@vitaminshoppe.com

Media Contacts:

Susan McLaughlin

Director Corporate Communications

201-624-3134

smclaughlin@vitaminshoppe.com

Or:

Allison & Partners

Tiffani Carter

646-428-0613

vitaminshoppe@allisonpr.com